EXHIBIT 10.38

September 13, 1995


Dan Tutcher
Midcoast Energy Resources, Inc.
1100 Louisiana St., Suite 3030
Houston, TX 77002

Dear Dan,

     As requested I have remitted to Rainbow Investments Company the proceeds from my $1,872,450 loan to Midcoast. Attached is my letter to Rainbow instructing them to immediately forward to you this amount and any funds Rainbow is paying Midcoast in a single cashiers check to your specifications.

     Please let me know if I can be of further help.

                                   Sincerely,



                                   Stevens G. Herbst

                                  PROMISSORY NOTE


$1,872,450.00         Corpus Christi, Texas    September 11, 1995

     FOR VALUE RECEIVED, after date, without grace, in the manner, on the dates, and in the amounts so herein stipulated, MIDCOAST ENERGY RESOURCES, INC., a Nevada corporation, hereinafter called "Maker", acting herein by and through its undersigned officers, promises to pay to the order of STEVENS G. HERBST hereinafter called "Payee", at his office in the City of Corpus Christi, Nueces County, Texas the sum of ONE MILLION EIGHT HUNDRED SEVENTY TWO THOUSAND FOUR HUNDRED FIFTY AND NO/100 DOLLARS ($1,872,450.00), pursuant to the terms of this Note, in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, and to pay interest on the whole of the principal amount hereof from time to time outstanding prior to the maturity of this Note at a rate per annum equal to the lesser of: (a) the rate designated by Frost Bank, N.A. or its successors, as its base commercial rate (hereinafter called the "Prime Rate"), as such Prime Rate shall vary from time to time, plus two percent (2%) (hereinafter called the "Margin Percentage"), or (b) the "Maximum Rate" (as hereinafter defined). The rate of interest payable on this Note shall change without notice to Maker each time and as of the date that the Prime Rate changes whether or not such Prime Rate change is published. Notwithstanding the foregoing, if at any time the sum of the Margin Percentage plus such Prime Rate exceeds the Maximum Rate, the rate of interest to accrue on this Note shall be limited to the Maximum Rate.

     The sums of principal funded by Payee to Maker on this Note, together with all accrued interest thereon, shall be due and payable as follows:

     Interest only, computed on the unpaid principal balance of the sums funded by Payee to Maker on this Note, shall be due and payable monthly as it accrues, on the 1st day of each and every calendar month, beginning April 1, 1996, and continuing regularly thereafter until and including December 31, 1996, after which date both the unpaid sums of principal funded by Payee to Maker on this Note and the unpaid interest accrued thereon shall be due and payable.

     All past-due, unpaid sums of principal funded on this Note, together with all accrued and past-due, unpaid interest thereon, shall bear interest from maturity until paid at the "Default Rate" as hereinafter defined.

     The Maker hereof may at any time and from time to time pay the full amount or any part of the sums of principal funded by Maker to Payee on this Note, without the payment of any premium or fee. All payments on this Note, whether designated as payments of principal or interest, shall be applied first to the payment of accrued interest and balance, if any, to principal.

     It is especially agreed that if default shall be made in any payment due hereon, either principal or interest, or if there is a default in any of the terms, covenants, agreements, conditions or provisions set forth in any instrument or document given to secure this Note or executed simultaneously with this Note or hereafter, or if any certificate, affidavit and/or financial statement furnished to Payee in connection with the loan evidenced by this
Note is false or misleading or omits to state any material fact, or should any Maker, endorser, surety or guarantor hereof become insolvent or commit an act of bankruptcy or make an assignment for the benefit of creditors or authorize the filing of a voluntary petition in bankruptcy, or should a receiver of any of their property be appointed, or should involuntary bankruptcy proceedings be filed or threatened against any Maker, endorser, surety or guarantor hereof, or should any event occur which results in the acceleration of the maturity of any indebtedness of any Maker, endorser, surety or guarantor hereof to Payee or to any other party under any mortgage, deed of trust, security or loan agreement, indenture, note or other undertaking, then in any such event, at the option of Payee or any legal holder hereof at any time thereafter, without demand or notice, the unpaid balance of the sums of principal funded by Payee to Maker on this Note, together with all accrued and unpaid interest thereon, shall at once become due and payable and shall bear interest from the date of such default or event (whichever occurs first) until paid at the "Default Rate" which is defined as the Maximum Rate or, if there is no Maximum Rate, then a rate per annum equal to the Prime Rate plus eight percent (8%).

     If any sums becoming owing on this Note are not paid at maturity, however such maturity may be brought about, and the same is placed in the hands of an attorney for collection or if collected by suit or through bankruptcy, probate, receivership or other legal or judicial proceedings, the Maker hereof agrees to pay an additional amount of not less than ten percent (10%) of all unpaid sums of principal funded by Payee to Maker on this Note as costs of collection and reasonable attorney's fees.

     Each Maker and all sureties, endorsers and guarantors of this Note, and each party hereafter assuming or otherwise becoming liable hereon (i) waive demand, presentment for payment, notice of intention to accelerate the maturity of this Note and to declare the entire unpaid balance of the sums of principal funded by Payee to Maker on this Note, together with all accrued and unpaid interest thereon, due and payable, notice that the entire unpaid balance of the sums of principal funded by Payee to Maker on this Note, together with all accrued and unpaid interest thereon, has been declared due and payable, notice of nonpayment, protest, notice of protest and all other notices, filings of suit and diligence in collecting this Note or enforcing any of the security herefor, (ii) agree to any substitution, exchange or release of any such security or the release of any party primarily or secondarily liable hereon, (iii) agree that Payee or other holder hereof shall not be required first to institute suit or exhaust its remedies hereon against the Maker or others liable or to become liable hereon or enforce its rights against any security herefor in order to enforce payment of this Note by it, and (iv) consent to any extensions or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them.

     Any check, draft, money order or other instrument given in payment of all or any portion of any sums becoming owing on this Note may be accepted by the payee or any other holder hereof and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Payee or any other holder hereof, except to the extent that actual cash proceeds of such instrument are unconditionally received by the Payee or any other holder hereof and applied to this indebtedness as herein provided.

     For the purposes of this Note the term "Maximum Rate" shall mean the maximum rate of interest which the Payee may charge the Maker on the loan evidenced by this Note without thereby charging interest which is usurious or unlawful under the state or federal laws applicable for the purpose of determining the maximum lawful rate of interest which may be charged on such loan and this Note; and provided that all fees, "points", and other charges which constitute interest shall be included and taken into account in determining such Maximum Rate. It is expressly provided and stipulated that, notwithstanding any other provision of this Note, in no event shall the aggregate of (i) the aggregate interest which has accrued on this Note from the date hereof through the date of such calculation, and (ii) the aggregate of any other amounts accrued or paid which, under applicable laws, are deemed to constitute interest upon the loan evidenced hereby from the date hereof through the date of such calculation, ever exceed the Maximum Rate on the principal balance of the loan evidenced by this Note from time to time remaining unpaid. In this connection, it is expressly stipulated and agreed that it is the intent of the Payee and the Maker in the execution and delivery of this Note to contract in strict compliance with the usury laws, if any, applicable to this Note. None of the terms of this Note or the security instruments securing same shall ever be construed to create a contract to pay interest for the use, forbearance or detention of money, at a rate in excess of the Maximum Rate. The Maker, and any guarantors, endorsers or other parties now or hereafter becoming liable for the payment of this Note, shall never be liable for interest in excess of the Maximum Rate and the provisions of this Note and the security instruments securing same which may be in apparent conflict herewith.

     Should this Note be signed or endorsed by more than one person and/or entity, all of the obligations herein contained shall be considered the joint and several obligations of each maker and endorser hereof.

     Payment of all unpaid sums of principal funded by Payee to Maker on this Note, together with all accrued and unpaid interest thereon, and all fees and other charges, if any, becoming due and owing on this Note shall be secured by any and all guaranties, security agreements and other security instruments executed by the Maker or any other party in favor of Payee as security for this Note, including those executed simultaneously herewith, those heretofore executed, and those hereafter executed.

     If any payment on this Note shall become due on a Saturday, Sunday, or public holiday on which Payee is not open for business, such payment shall be made on the next succeeding day on which Payee is open for business and such extension of time shall in such case be included in computing interest in connection with such payment.

     IN WITNESS WHEREOF, the undersigned Maker has duly executed this Note as of the day and year above first written.

                            MIDCOAST ENERGY RESOURCES,INC.



                            By:
                                Dan C. Tutcher,
                                President

                            SECURITY AGREEMENT
                           (Third Party Pledge)


                                 Date:     October 3, 1995

A.  PARTIES

    1.    Pledgor: MIDCOAST ENERGY RESOURCES, INC.

    2.    Address: 1100 Louisiana, Suite 3030, Houston, Texas 77002

    3.    Secured Party:  RAINBOW INVESTMENTS COMPANY

    4.    Address: P.O. Box 1050, Corpus Christi, Texas 78403


B.  AGREEMENT

    In order to induce Secured Party to loan monies or otherwise extend credit with or without credit to the hereafter named Borrower, and at the request of Secured Party, the Pledgor hereby pledges the hereafter described Collateral unto Secured Party and grants a security interest in the Collateral unto Secured Party,in order to secure payment of the Secured Obligations.
The Borrower to which this Pledge Agreement applies and references is as follows:

    Borrower:       Midcoast Energy Resources, Inc.


C.  SECURED OBLIGATIONS

    1. The following are the obligations secured by this Agreement (herein called the "Secured Obligations").

     Note of even date in the original principal sum of $1,200,000.00 executed by Borrower payable to Secured Party.


D.  COLLATERAL

    1.    The security interest is granted in the following
Collateral:

     All shares of Magnolia Pipeline Corporation common stock now owned or hereafter acquired, described further in Exhibit "A".



E.  AGREEMENTS OF PLEDGOR

    1. Pledgor will: take adequate care of the Collateral; insure the Collateral for such hazards and in such amounts as Secured Party directs, policies to be satisfactory to Secured Party; pay all costs necessary to obtain, preserve, and enforce this security interest, collect the obligation, and preserve the Collateral, including (but not limited to) taxes, assessments, insurance premiums, reasonable attorneys' fees and legal expenses, and expenses of sale; furnish Secured Party with any information on the Collateral requested by Secured Party; allow Secured Party to inspect the Collateral and inspect and copy all records relating to the Collateral and the obligation; sign any papers furnished by Secured Party which are necessary to obtain and maintain this security interest; assist Secured Party in complying with the Federal Assignment of Claims Act, where necessary to enable Secured Party to become an assignee under such Act; take necessary steps to preserve the liability of account debtors, obligors, and secondary parties whose Secured Obligations are part of the Collateral; transfer possession of all instruments, documents, and chattel paper which are part of the Collateral to Secured Party immediately, or as to those hereafter acquired, immediately following acquisition; perfect a security interest (using a method satisfactory to Secured Party) in goods covered by chattel paper which is part of the Collateral; notify Secured Party of any change occurring in or to the Collateral, or in any fact or circumstance warranted or represented by Pledgor in this agreement or furnished to Secured Party, or if any event of default occurs.

    2. Pledgor will not (without Secured Party's consent): remove the Collateral from the locations specified herein; allow the Collateral to become an accession to other goods; sell, lease, otherwise transfer, manufacture, process, assemble, or furnish under contracts of service, the Collateral; allow the Collateral to be affixed to real estate, except goods identified herein as fixtures.

    3. Pledgor warrants: no financing statement has been filed with respect to the Collateral, other than relating to this security interest; Pledgor is absolute owner of the Collateral, and it is not encumbered other than by this security interest (and the same will be true of Collateral acquired hereafter when acquired); none of the Collateral is affixed to real estate or an accession to other goods, nor will Collateral acquired hereafter be affixed to real estate or an accession to other goods when acquired, unless Pledgor has furnished Secured Party the consents or disclaimers necessary to make this security interest valid against persons holding interests in the real estate or other goods; all account debtors and obligors, whose Secured Obligations are part of the Collateral, are to the extent permitted by law prevented from asserting against Secured Party any claims or defenses they have against sellers, or can be so prevented by Secured Party taking action provided by law for such purposes.


F.  RIGHTS OF SECURED PARTY

     Secured Party may, in its discretion, after default: terminate, on notice to Pledgor, Pledgor's authority to sell, lease, otherwise transfer, manufacture, process or assemble, or furnish under contracts of service, inventory Collateral, or any other Collateral as to which such permission has been given; require Pledgor to give possession or control of the Collateral to Secured Party; indorse as Pledgor's agent any instruments or chattel paper in the Collateral; notify account debtors and obligors on instruments to make payment direct to Secured Party; contact account debtors directly to verify information furnished by Pledgor; take control of proceeds and use cash proceeds to reduce any part of the obligation; take any action Pledgor is required to take or otherwise necessary to obtain, preserve, and enforce this security interest, and maintain and preserve the Collateral, without notice to Pledgor, and add costs of same to the obligation (but Secured Party is under no duty to take any such action); release Collateral in its possession to Pledgor, temporarily or otherwise; take control of funds generated by the Collateral, such as dividends, interest, and proceeds or refunds from insurance, and use same to reduce any part of the Secured Obligations; waive any of its rights hereunder without such waiver prohibiting the later exercise of the same or similar rights; revoke any permission or waiver previously granted to Pledgor.


G.  MISCELLANEOUS

    1. The rights and privileges of Secured Party shall inure to its successors and assigns. All representations, warranties, and agreements of Pledgor are joint and several if Pledgor is more than one and shall bind Pledgor's personal representatives, heirs, successors, and assigns. Definitions in the Uniform Commercial Code
(also known as the Texas Business and Commerce Code) apply to words and phrases in this agreement; if Code definitions conflict, Article 9 definitions apply. Pledgor waives presentment, demand, notice of dishonor, protest, and extension of time without notice as to any instruments and chattel paper in the Collateral. Notice mailed to Pledgor's address in Item A2, or to Pledgor's most recent changed address on file with Secured Party, at least five (5) days prior to the related action
(or, if the Uniform Commercial Code specifies a longer period, such longer period prior to the related action), shall be deemed reasonable.

    2. This pledge is an absolute, completed and continuing one, and no notice of the Secured Obligations or any extension of credit already or hereafter contracted by or extended to the Borrower need be given to the Pledgor. Secured Party may extend credit to Borrower in excess of the amount secured hereunder. Borrower and Secured Party may rearrange, extend and/or renew from time to time any or all of the Secured Obligations without notice to the Pledgor and in such event Pledgor will remain fully bound hereunder to secure such Secured Obligations regardless of the number of rearrangements, renewals and extensions. The Pledgor hereby expressly waives marshalling of assets and liabilities, sale in inverse order of alienation, presentment, demand, protest, notice of intention to accelerate maturity, notice of acceleration of maturity, and notice of protest and dishonor on any and all forms of such Secured Obligations, and also notice of acceptance of this pledge, acceptance on the part of Secured Party being conclusively presumed by its request for this pledge and delivery of the same to it.

    3. Pledgor authorizes Secured Party, without notice or demand and without affecting Pledgor's liability hereunder, to take and hold other security for the payment of the Secured Obligations, and exchange, enforce, waive and release any such other security; and to apply such other security and direct the order or manner of sale thereof as Secured Party in its discretion may determine; and to obtain a guaranty of the Secured Obligations from any one or more other persons, corporations or entities whomsoever and at any time or times to enforce, waive, rearrange, modify, limit or release such other persons, corporations or entities from their obligations under such guaranties. If at any time there be other debt of Borrower to Secured Party not secured hereby, then Secured Party may apply all amounts realized by Secured Party from Borrower, from guarantors or from other collateral to such other debt. Provided, if a particular instrument (such as a guaranty or security agreement) expressly requires application of amounts received by Secured Party different than permitted under the preceding sentence, then such amounts shall be applied as provided in such instrument.

    4. Pledgor waives any right to require Secured Party to (a) proceed against the Borrower or (b) proceed against or exhaust any other security held to secure the Secured Obligations, or (c) exercise any right of set-off against Borrower, or (d) pursue any other remedy in Secured Party's power whatsoever. Pledgor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of the Borrower or of any guarantor of the Secured Obligations, and shall remain liable hereon regardless of whether Borrower or any guarantor be found not liable thereon for any reason. Until all the Secured Obligations shall have been paid in full, Pledgor shall have no right of subrogation, and waives any right to enforce any remedy which Secured Party now has or may hereafter have against the Borrower, and waives any benefit of and any right to participate in any security now or hereafter held by Secured Party.

    5.Pledgor agrees that if the maturity of any Secured Obligations hereby secured is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this pledge without demand or notice to Pledgor. In addition to the other obligations of Pledgor imposed by this Pledge Agreement, if it should become necessary for the Secured Party to engage the services of an attorney to enforce this Pledge Agreement against Pledgor, then Pledgor agrees to pay the costs of collection, including reasonable attorneys' fees, incurred by Secured Party in enforcing this Pledge Agreement against Pledgor, and this pledge of the Collateral shall also secure amounts expended by Secured Party in enforcing this Pledge Agreement against Pledgor.

    6.Pledgor hereby subordinates all indebtedness owing to the Pledgor from Borrower to all Secured Obligations of Borrower to Secured Party, and shall not attempt to set off or reduce any obligations to Secured Party because of such indebtedness. The Pledgor further subordinates any lien or security interest that he may have on any collateral or security of the Borrower or any other party to the liens and security interests on said collateral and security in favor of the Secured Party. Upon and an event of default on the Secured Obligations and for so long as such default exists, Pledgor agrees not to accept any payment on the subordinated indebtedness nor realize upon any collateral therefor. If the Pledgor should receive any such payment, satisfaction or security for indebtedness of the Borrower to the Pledgor in violation of the terms hereof, the Pledgor agrees forthwith to deliver the same to the Secured Party in the form received, endorsed or assigned as may be appropriate for application on account of, or as security for, the Secured Obligations, and until so delivered, agree to hold the same in trust for the Secured Party.

    7.The term of this Agreement shall be for so long as any of the Secured Obligations remains outstanding and unpaid. It is further agreed that maturity of the Secured Obligations, as such may be extended from time to time by agreement between Secured Party and Borrower as aforesaid, shall be the same with respect to Pledgor as with respect to Borrower.

    8.Pledgor warrants to Secured Party that Pledgor has independent means of obtaining financial and other information about Borrower, and agrees that Pledgor has not been induced to sign this pledge by reason of information regarding Borrower furnished by Secured Party, and agrees that Secured Party shall not in the future be required to furnish Pledgor with any information regarding Borrower nor notify Pledgor of any adverse changes as to Borrower's financial condition or otherwise.

    9.If other persons or entities have executed other instruments guaranteeing any indebtedness of Borrower to Secured Party, or pledging property to secure any indebtedness of Borrower to Secured Party, this pledge and instrument is in addition to such other instruments, and the total indebtedness of Borrower to Secured Party secured by Pledgor hereunder and by such other persons or entities, if any, shall be compounded and be the sum of the amount secured hereunder by Pledgor, plus the amounts guaranteed or secured by each other person or entity.

H.  DEFAULT

    1.Any of the following is an event of default: failure of Borrower to pay any note in the Secured Obligations in accordance with its terms or any event of default under other loan documents executed in connection with or evidencing the Secured Obligations; failure of Pledgor to perform any act or duty required by this agreement; falsity of any warranty or representation in this agreement when made; substantial change in any fact warranted or represented in this agreement; involvement of Pledgor in bankruptcy or insolvency proceedings, death, dissolution, or other termination of Pledgor's existence; merger or consolidation of Pledgor with another; substantial loss, theft, destruction, sale, reduction in value, encumbrance of, damage to, or change in the Collateral; modification of any contract, the rights to which are part of the Collateral; levy on, seizure, or attachment of the Collateral; judgment against Pledgor; filing any financing statement with regard to the Collateral, other than relating to this security interest; Secured Party's belief that the prospect of payment of any part of the obligation, or the performance of any part of this agreement, is impaired.

    2.At any time that the Secured Obligations (or any part thereof) are matured, Secured Party may proceed to enforce the security interest herein granted and exercise any and all of the rights and remedies available to a secured party under the Uniform Commercial Code as well as all other rights and remedies. When an event of default occurs, Pledgor, upon demand by Secured Party, shall assemble the Collateral and make it available to Secured Party at a place reasonably convenient to both parties. Pledgor is entitled to any surplus.


I.  FIRST AND PRIOR LIEN

    This security interest grants to Secured Party, a first and prior lien to secure the payment of the Secured Obligations, and extensions and renewals thereof, with or without notice to Pledgor.



PLEDGOR:
MIDCOAST ENERGY RESOURCES, INC.


By:
      Dan C. Tutcher, President

                       GUARANTY AGREEMENT


FOR VALUE RECEIVED and to induce STEVENS G. HERBST, ("Lender"), to enter into that certain Loan Agreement of even date herewith (the "Loan Agreement") by and among Lender, MIDCOAST ENERGY RESOURCES, INC. ("Borrower") and the undersigned, MIDCOAST NATURAL GAS, INC., a Texas corporation, DAN C. TUTCHER, and K.B. HOLMES, JR. ("Guarantors"), Guarantors agree as follows:

1.Guarantors jointly and severally, hereby absolutely and unconditionally guarantee to Lender, its successors and assigns, the following: (a) the due and punctual payment of (and not merely the collectibility of) all sums heretofore, herewith and hereafter funded by Lender to Borrower, together with all interest accruing on said sums so funded, under that one certain promissory note dated of even date herewith in the principal amount of ONE MILLION EIGHT HUNDRED SEVENTY TWO THOUSAND FOUR HUNDRED FIFTY AND NO/100 DOLLARS ($1,872,450.00), executed by Borrower and payable to the order of Lender (the "Note"), when due and payable, whether on any installment payment date or at stated or accelerated maturity, all according to the terms of the Note; and, (b) the performance of all other obligations of Borrower under that certain loan agreement also of even date herewith by and among Lender, Borrower and Guarantors (the "Loan Agreement").

2.Guarantors are shareholders and/or officers of Borrower. Guarantors acknowledge that they shall directly or indirectly benefit from Lender's extension of credit to Borrower. Guarantors understand that Lender would not be entering into the Loan Agreement or making the loan to Borrower evidenced by the Note but for the execution by Guarantors of this Guaranty Agreement, the delivery of same to Lender and the covenants and agreements of Guarantors herein contained. The liability of any other persons or entities, if any, now or hereafter guaranteeing payment of all or any portion of the Note.

3. Guarantors shall further secure the Note and this Guaranty Agreement with a security agreement covering all their interest in and to all shares of common stock of Midcoast Energy Resources, Inc. owned by Guarantors, said Security Agreement to be of even date herewith.

4.Guarantors expressly agree that Lender in its sole and absolute discretion, without notice to or further assent of Guarantors, and without in any way releasing, affecting or impairing the obligations and liabilities of Guarantors hereunder, may:

(a)
waive compliance with, or any default under, or grant any other indulgences with respect to the Note, the Loan Agreement, and/or any instrument(s) securing the Note;

(b)
modify, amend or change any provisions of the Note, the Loan
Agreement, and/or any instrument(s) securing the Note;

(c)
grant extensions or renewals of or with respect to the Note;

(d)
assign or otherwise transfer the Note, or this Guaranty Agreement, or any interest therein or herein;

(e)
deal in all respects with Borrower or its successors or assigns as if this Guaranty Agreement were not in effect. The obligations of Guarantors under this Guaranty Agreement shall be valid and enforceable according to the terms and conditions hereof, irrespective of the genuineness, validity, regularity or enforceability of the Note and/or any security given therefor.

5.Guarantors hereby expressly waive:

(a)
presentment and demand for payment and protest of nonpayment;

(b)
notice of acceptance of this Guaranty Agreement and of presentment, demand and protest;

(c)
notice of any default hereunder or under the Note, the Loan
Agreement, or any instrument(s) securing the Note;

(d)
demand for observance or performance of provisions of this Guaranty Agreement or the Note; and

(e)
all other notices and demands otherwise required by law which Guarantors may lawfully waive. Guarantors agreed that if this Guaranty Agreement shall be enforced by suit or otherwise, Guarantors will reimburse Lender upon demand for its expenses incurred in connection therewith, including without limitation reasonable attorney's fees.

6.Every notice, demand, request or other communication given hereunder or in connection herewith (hereinafter referred to as "Notice" or "Notices") shall be deemed sufficient if in writing and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the party to receive such Notice, as follows:

If to Lender:                 If to Guarantors:

Stevens G. Herbst             Mr. Dan C. Tutcher
P.O. Box 1050                 1100 Louisiana, Suite 3030
Corpus Christi, Texas 78403   Houston, Texas 77007

Midcoast Natural Gas, Inc.
1100 Louisiana, Suite 3030
Houston, Texas 77007

K.B. Holmes, Jr.
P.O. Box 1980
Corpus Christi, Texas 78403

7.All rights and remedies afforded to Lender by reason of this Guaranty Agreement, whether under the terms hereof or by law, are separate and cumulative, and the exercise of one shall not in any way limit or prejudice the exercise of any other such rights and remedies. No delay or omission by Lender in exercising any such right or remedy shall operate as a waiver thereof. No waiver of any rights or remedies hereunder and no modification or amendment hereof shall be deemed made by Lender unless in writing and duly signed by Lender. Any such written waiver shall apply only to the particular instance specified therein and shall not impair the further exercise of such right or remedy or of any other right or remedy of Lender and no single or partial exercise of any right or remedy hereunder shall preclude other or further exercise thereof or any other right or remedy.

8.This Guaranty Agreement shall inure to the benefit of and be enforceable by Lender, its successors, legal representatives and assigns, as owners and holders of the Note, and shall be binding upon and enforceable against Guarantors, and their heirs, executors, administrators, other legal representatives and assigns.

9.This Guaranty Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Texas.

10.All payments to be made by Guarantors hereunder shall be to Lender at Lender's offices in Corpus Christi, Nueces County, Texas, in lawful money of the United States which shall be legal tender for public and private debts at the time of payment.

11.A determination that any provision of this Guaranty Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision.

IN WITNESS WHEREOF, Guarantors have duly executed this Guaranty
Agreement in multiple originals as of the day of September, 1995.


GUARANTORS:



DAN C. TUTCHER

MIDCOAST NATURAL GAS, INC.



By:
    DAN C. TUTCHER, President



    K.B. HOLMES, JR.